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                                                                      Exhibit 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 21 to the registration statement on Form N-1A (the "Registration Statement") of Schwab Investments of our reports dated September 30, 1997, relating to the financial statements and financial highlights appearing in the August 31, 1997 Annual Reports to Shareholders of Schwab 1000 Fund(R), Schwab Total Bond Market Index Fund (formerly Schwab Long-Term Government Bond Fund), Schwab Short-Term Bond Market Index Fund (formerly Schwab Short/Intermediate Government Bond Fund), Schwab Long-Term Tax-Free Bond Fund, Schwab Short/Intermediate Tax-Free Bond Fund, Schwab California Long-Term Tax-Free Bond Fund, and Schwab California Short/Intermediate Tax-Free Bond Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Financial Statements" in the Statement of Additional Information.


/s/ Price Waterhouse LLP

San Francisco, California
December 12, 1997